Exhibit 99.2

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES CLOSING OF ITS INITIAL PUBLIC OFFERING AND EXERCISE IN FULL OF OPTION TO PURCHASE ADDITIONAL SHARES

Leawood, Kansas — December 23, 2013 (BUSINESS WIRE) — AMC Entertainment Holdings, Inc. (NYSE: AMC) (the “Company”) today announced the closing of its previously announced initial public offering of 18,421,053 shares of its Class A common stock at $18.00 per share. In connection with the initial public offering, the underwriters exercised in full their option to purchase an additional 2,631,579 shares of Class A common stock. As a result, the total initial public offering size was 21,052,632 and the net proceeds to the Company were approximately $359.1 million after deducting underwriting discounts and commissions and before deducting offering expenses. The Company intends to use the net proceeds from the offering primarily to retire outstanding indebtedness and also for general corporate purposes, including capital expenditures.

Citigroup and BofA Merrill Lynch acted as joint book-running managers and representatives of the underwriters. Barclays and Credit Suisse acted as joint book-running managers. B. Riley & Co., Barrington Research, FBR, HSBC, LOYAL3 Securities, Piper Jaffray & Co., Stifel, and Wedbush Securities acted as co-managers. The offering of these securities was made only by means of a prospectus, copies of which can be obtained from:

Citigroup Attention: Broadbridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Phone: (800) 831-9146 Email:batprospectusdept@citi.com	BofA Merrill Lynch Attention:Prospectus Department. 222 Broadway New York, NY 10038 Email:dg.prospectus_requests@baml.com

Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717 Phone: (888) 603-5847 Email:barclaysprospectus@broadridge.com	Credit Suisse Attn: Prospectus Department One Madison Avenue New York, New York 10010 Phone: (800) 221-1037 Email:newyork.prospectus@credit-suisse.com

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AMC Entertainment Holdings, Inc.

AMC Theatres® delivers distinctive and affordable movie-going experiences at 343 theatres and 4,950 screens primarily in the United States. AMC has propelled a history of industry innovation and continues today by delivering comfort and convenience, enhanced food and beverage, guest engagement and loyalty, premium sight and sound and targeted programming to audiences in its theatres across the United States.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast”, “estimate”, “project”, “intend”, “expect”, “should”, “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the Company’s registration statement on Form S-1.

Media Contacts - AMC Entertainment Holdings, Inc.:

Jessica Liddell

(203) 682-8200

Jessica.Liddell@icrinc.com

Investor Relations - AMC Entertainment Holdings, Inc.:

Dan Foley

(866) 248-3872

InvestorRelations@amctheatres.com